Exhibit 1.1

EXECUTION COPY

THERMO FISHER SCIENTIFIC INC.

25,730,994 Shares of Common Stock, Par Value $1.00 Per Share

UNDERWRITING AGREEMENT

June 6, 2013

J.P. Morgan Securities LLC

Barclays Capital Inc.

J.P. MORGAN SECURITIES LLC

BARCLAYS CAPITAL INC.

As Representatives of the several Underwriters

c/o J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

c/o BARCLAYS CAPITAL INC.

745 7th Avenue

New York, New York 10019

Ladies and Gentlemen:

Introductory. Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”) and each of J.P. Morgan Securities LLC, in its capacity as agent for an affiliate of the JPM Forward Purchaser (as defined below) (in such agency capacity, the “JPM Forward Seller”), and Barclays Capital Inc., in its capacity as agent for an affiliate of the Barclays Forward Purchaser (as defined below) (in such agency capacity, the “Barclays Forward Seller” and, together with the JPM Forward Seller, the “Forward Sellers”), at the request of the Company in connection with the Forward Sale Agreements (as defined below), confirm their respective agreements with you and each of the several Underwriters listed in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), with respect to (a) subject to Section 10 hereof, the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 25,730,994 shares of common stock, par value $1.00 per share, of the Company (such common stock the “Common Stock” and such shares of Common Stock, the “Borrowed Underwritten Shares”) and (b) the grant by the Forward Sellers or the Company, as applicable, to the Underwriters, in each case acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any portion of an additional 3,859,649 shares of Common Stock (the “Option Shares”).

Any Option Shares sold to the Underwriters by the Forward Sellers pursuant to Section 2 hereof upon exercise of the option described in Section 2 hereof are herein referred to as the “Borrowed Option Shares,” and any Option Shares sold to the Underwriters by the Company pursuant to Section 2 hereof upon exercise of such option are herein referred to as the “Company Option Shares.” The Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares (as defined in Section 10 hereof) are herein referred to collectively as the “Underwritten Shares.” The Company Top-Up Underwritten Shares, the Company Option Shares and the Company Top-Up Option Shares (as defined in Section 10 hereof) are herein referred to collectively as the “Company Shares.” The Borrowed Underwritten Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Shares and the Option Shares are herein referred to collectively as the “Shares.” The shares of Common Stock to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

As used herein, “Forward Sale Agreement” means each of (a) the letter agreement, dated the date hereof, between the Company and JPMorgan Chase Bank, National Association, London Branch (the “JPM Forward Purchaser”) and (b) the letter agreement, dated the date hereof, between the Company and Barclays Bank PLC (the “Barclays Forward Purchaser” and, together with the JPM Forward Purchaser, the “Forward Purchasers”), in each case, relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreements), of a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares sold by the Forward Sellers pursuant to this Agreement, and the term “Additional Forward Sale Agreement” has the meaning set forth in Section 2 hereof.

As more fully described in the Disclosure Package (as defined below), the Company entered into an Agreement and Plan of Merger, dated April 14, 2013 (the “Merger Agreement”), among the Company, Life Technologies Corporation, a Delaware corporation (“Life Technologies”), and Polpis Merger Sub Co., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), through which Merger Sub will merge with and into Life Technologies whereupon Life Technologies shall continue as the surviving corporation and a wholly-owned subsidiary of the Company (the “Acquisition”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-187080), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of Common Stock, including the Shares, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 7:00 p.m. (Eastern time) on June 6, 2013 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company and the Forward Sellers hereby confirm their respective agreements with the several Underwriters as follows:

Section 1. Representations and Warranties of the Company and the Forward Sellers.

A. Representation and Warranties of the Company. The Company hereby represents, warrants and covenants to each of the Underwriters, the Forward Purchasers and the Forward Sellers, as of the date hereof, as of the Initial Sale Time, as of the Closing Date and as of each Additional Closing Date, as the case may be (in each case, a “Representation Date”), as follows:

a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date and any Additional Closing Date, as the case may be, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters, the Forward Purchasers and the Forward Sellers for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated June 5, 2013 filed with the Commission on June 5, 2013, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information set forth in Annex I. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date and any Additional Closing Date, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) Company Is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

e) Company Is Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives, the Forward Purchasers and the Forward Sellers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company has promptly notified or will promptly notify the Representatives, the Forward Purchasers and the Forward Sellers and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Additional Closing Date, and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives, the Forward Purchasers and the Forward Sellers and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives, the Forward Purchasers and the Forward Sellers and listed on Annex II hereto (collectively, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date and any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from each such Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, or the issuance by the Company of shares of Common Stock in settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements, in each case, except for such rights as have been duly waived.

i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

j) The Forward Sale Agreements and Additional Forward Sale Agreements. The Forward Sale Agreements have been, and any Additional Forward Sale Agreements will be, duly authorized, executed and delivered by the Company, and constitutes or will constitute (as the case may be) a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

k) The Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. To the knowledge of the Company, no party is in breach of its representations, warranties, or covenants contained in the Merger Agreement, except as such breach would not have a material adverse effect on the completion of the Acquisition.

l) Authorization of the Shares. The Company Shares, if any, to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable; and the issuance of such Company Shares is not subject to any preemptive or similar rights. A number of shares of Common Stock equal to two times the aggregate Base Amount (as such term is defined in the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be) have been duly authorized and reserved for issuance upon settlement of the Forward Sale Agreements or any Additional Forward Sale Agreements. When issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or any Additional Forward Sale Agreements, as applicable, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or any

Additional Forward Sale Agreements, as applicable, the shares of Common Stock issued and delivered upon settlement of the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be, will be validly issued, fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or similar rights.

m) Description of the Shares, the Forward Sale Agreements and Any Additional Forward Sale Agreements. The Shares, the Forward Sale Agreements and any Additional Forward Sale Agreements conform or will conform, as the case may be, in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) there has not been any change in the capital stock (other than, with respect to issued and outstanding capital stock, share repurchases by the Company and subsequent issuances of capital stock, if any, pursuant to equity incentive plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or other equity awards or conversion of convertible debentures described in the Disclosure Package and the Prospectus, as the case may be, and except for other immaterial variances) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than any such loss or interference that would not reasonably be expected to result in a Material Adverse Change (as defined below); (iii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (iv) there has been no development that would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Merger Agreement, including, without limitation, the Acquisition; and (v) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole.

o) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended 2010, 2011 and 2012 incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Exchange Act and are an independent public accounting firm registered with the Public Company Accounting Oversight Board.

p) Preparation of the Financial Statements. The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the consolidated results of their operations and consolidated cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States applied on a consistent basis throughout the periods involved, except as described in the related notes thereto. The other historical financial information included in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries or from other records of the Company or from third parties that the Company believes are reliable and presents fairly the information shown thereby.

q) Incorporation and Good Standing of the Company and Its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation and each has corporate, limited liability company, partnership or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Forward Sale Agreements, any Additional Forward Sale Agreements and the Merger Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation, limited liability company, partnership or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise disclosed in or contemplated by the Disclosure Package and the Prospectus). The Company does not have any subsidiary not listed on Exhibit 21 to the Annual Report on Form 10-K which would be required to be so listed if such Annual Report on Form 10-K were filed on the date of this Agreement, other than each of the subsidiaries listed on Annex III hereto, each of which became a subsidiary of the Company on the date set forth opposite its name.

r) Capitalization and Other Capital Stock Matters. The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus under the heading “Capitalization” (other than, with respect to issued and outstanding capital stock, share repurchases by the Company and subsequent issuances of capital stock, if any, pursuant to equity incentive plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or other equity awards or conversion of convertible debentures described in the Disclosure Package and the Prospectus, as the case may be, and except for other immaterial variances); all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither (i) the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or similar organizational documents, (ii) the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) the Company nor any of its subsidiaries is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, the Forward Sale Agreements, any Additional Forward Sale Agreements and the Merger Agreement, consummation of the Acquisition and the transactions contemplated hereby or by the Forward Sale Agreements, any Additional Forward Sale Agreements, the Disclosure Package or the Prospectus, the issuance and sale of the Company Shares, if any, being delivered on the Closing Date or an Additional Closing Date, as the case may be, and the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements (i) have been duly authorized by all necessary corporate action and will not result in any violation of the articles of incorporation, charter or by laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and would not prevent the Company from performing its obligations under this Agreement, the Forward Sale Agreements, any Additional Forward Sale Agreements and the Merger Agreement and from consummating the Acquisition and the transactions contemplated hereby or by the Forward Sale Agreements or any Additional Forward Sale Agreements. Except as disclosed in the Disclosure Package and Prospectus in relation to the Merger Agreement and the Acquisition, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, the Forward Sale Agreements, any Additional Forward Sale Agreements and the Merger Agreement, the issuance and sale of the Company Shares, if any, being delivered on the Closing Date or an Additional Closing Date, as the case may be, the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements and the consummation of the Acquisition and the transactions contemplated hereby or by the Forward Sale Agreements, any Additional Forward Sale Agreements, the Disclosure Package or the Prospectus, except such as may be required by the securities laws of foreign jurisdictions or have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

t) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, in each case where any such action, suit or proceeding, if determined adversely, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement, the Forward Sale Agreements, any Additional Forward Sale Agreements and the Merger Agreement.

u) Labor Matters. No labor disturbance by or imminent dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except any such disturbances or disputes that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

v) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, (i) the Company and its subsidiaries own, possess or can acquire on reasonable terms adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses as described in the Disclosure Package and the Prospectus, except any such failures to own or possess the right to use such Intellectual Property Rights that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) to the Company’s knowledge, the conduct of their respective businesses does not conflict in any material respect with any Intellectual Property Rights of others, except any such conflicts that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iii) the Company and its subsidiaries have not received any actual notice of any claim of infringement of or conflict with the asserted Intellectual Property Rights of others, except any such claims that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

w) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

x) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

y) Tax Law Compliance. The Company and its subsidiaries have filed all tax returns material to the Company and its subsidiaries taken as a whole required to be filed through the date hereof and paid all taxes shown as due thereon, except for taxes being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; and except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency material to the Company and its subsidiaries taken as a whole that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

z) Company Not an Investment Company. The Company is not, and after giving effect to (i) the offering and sale of the Company Shares, if any, and the application of the proceeds thereof and (ii) the issuance, sale and delivery of Common Stock upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements and the application of the proceeds thereof, if any, upon such settlement, in each case as described in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

aa) Funding of Acquisition. The Company is not aware of any fact that will prevent the Company and its subsidiaries from having funds in amounts sufficient, together with the net proceeds from the offering and sale of the Company Shares, if any, the proceeds, if any, due upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements as described in the Disclosure Package and the Prospectus, the proceeds of any financing consummated pursuant to that certain commitment letter, dated April 14, 2013, among the Company, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Barclays Bank PLC, and available cash, to consummate the Acquisition.

bb) Insurance. The Company and its subsidiaries taken as a whole carry or are entitled to the benefits of insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are customary for companies engaged in similar businesses in similar industries as the Company and its subsidiaries.

cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares.

dd) No Unlawful Contributions or Other Payments. (i) Each of the Company and its subsidiaries and, to the knowledge of the Company, all directors, officers, agents, employees or other persons associated with or acting on behalf of the Company or any of its subsidiaries, complies and have complied with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the Bribery Act 2010 of the United Kingdom (the “UK Bribery Act”), including without limitation, by not making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, to any foreign or domestic government official or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the UK Bribery Act, except where any failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, compliance with the FCPA and the UK Bribery Act.

ee) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

ff) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Company Shares, if any, or the proceeds, if any, due upon settlement of the Forward Sale Agreements or any Additional Forward Sale Agreements, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

gg) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are and have been in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received actual notice of, and are not aware of any reasonable basis for, any actual or potential liability or obligations concerning the presence, investigation, remediation, disposal or release of, or exposure to, hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

hh) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

ii) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

jj) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

kk) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

Any certificate signed by an officer of the Company and delivered to the Representatives, the Forward Purchasers, the Forward Sellers or to counsel for the Underwriters in connection with the consummation of the transactions contemplated by this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter, each Forward Seller and each Forward Purchaser as to the matters set forth therein.

B. Representation and Warranties of the Forward Sellers. Each of the Forward Sellers hereby severally represents, warrants and covenants to each of the Underwriters, as of each Representation Date, as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date and at each Additional Closing Date (if any), such Forward Seller will have full right, power and authority to sell, transfer and deliver the number of Borrowed Underwritten Shares or the number of Borrowed Option Shares, as the case may be, that it is required to sell, transfer and deliver to the extent that it is required to sell, transfer and deliver such Borrowed Shares hereunder.

(b) The Forward Sale Agreements and Any Additional Forward Sale Agreements. Each applicable Forward Sale Agreement has been, and each applicable Additional Forward Sale Agreement (if any) will be, duly authorized, executed and delivered by the Forward Purchaser related to such Forward Seller, and constitutes or will constitute (as the case may be) a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c) Right to Transfer. Such Forward Seller will, at the Closing Date and at each Additional Closing Date (if any), have the free and unqualified right to transfer the number of Borrowed Underwritten Shares or the number of Borrowed Option Shares, as the case may be, that it is required to deliver to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

Section 2. Purchase, Sale and Delivery of the Shares.

a) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, with respect to the Borrowed Underwritten Shares, each of the Forward Sellers, severally and not jointly, agrees to sell to the several Underwriters the number of Borrowed Underwritten Shares set forth opposite such Forward Seller’s name on Schedule B hereto, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Sellers the respective number of Shares set forth opposite such Underwriter’s name in Schedule A hereto, at a price per share (the “Purchase Price”) of $83.277.

In addition, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, with respect to any Company Top-Up Underwritten Shares, the Company agrees to sell, at the Purchase Price, to the several Underwriters the aggregate number of Company Top-Up Underwritten Shares to be sold by the Company pursuant to Section 10 hereof, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company a number of Company Top-Up Underwritten Shares that bears the same ratio to the aggregate number of Company Top-Up Underwritten Shares to be sold by the Company pursuant to Section 10 hereof as the number set forth opposite the name of such Underwriter in Schedule A hereto bears to the aggregate number of Underwritten Shares being offered pursuant hereto.

b) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Underwriters shall have the option, solely for the purpose of covering overallotments made in connection with the offering of the Underwritten

Shares, to purchase pursuant to clause (i) or clause (ii) below, as applicable, severally and not jointly, the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the relevant Option Shares (assuming, for such determination, that such Option Shares were Company Option Shares) (the “Option Purchase Price”). The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the fifth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein. Following delivery of an option exercise notice:

(i) The Company may, in its sole discretion, within one business day after such notice is given, execute and deliver to (x) the JPM Forward Seller an additional letter agreement between the Company and the JPM Forward Purchaser (the “JPM Additional Forward Sale Agreement”) and (y) the Barclays Forward Seller an additional letter agreement between the Company and the Barclays Forward Purchaser (the “Barclays Additional Forward Sale Agreement” and, together with the JPM Additional Forward Sale Agreement, the “Additional Forward Sale Agreements”), in each case, substantially in the form attached hereto as Exhibit D, providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Additional Forward Sale Agreements), of a number of shares of Common Stock that bears the same ratio to the aggregate number of Option Shares being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option as the number set forth opposite the name of the Forward Seller related to such Forward Purchaser in Schedule B hereto bears to the aggregate number of Borrowed Underwritten Shares being offered pursuant hereto, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. Upon the Company’s execution and delivery to a Forward Seller of an Additional Forward Sale Agreement, the related Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements contained herein, and subject to the conditions stated herein, each Forward Seller (or, in the case of any Company Top-Up Option Shares, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters a number of Option Shares equal to the number of shares of Common Stock underlying the Additional Forward Sale Agreements of the Forward Purchaser related to such Forward Seller at the applicable Option Purchase Price.

(ii) If the Company does not timely execute and deliver one or both Additional Forward Sale Agreements pursuant to clause (i) above, then on the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the aggregate number of Option Shares underlying the Additional Forward Sale Agreement(s) that were not so executed and delivered at the applicable Option Purchase Price.

On each Additional Closing Date, if any, each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to purchase from the Company or the Forward Sellers, as applicable, at the applicable Option Purchase Price, the number of Option Shares that bears the same ratio to the aggregate number of Option Shares being purchased on such Additional Closing Date as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule A hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten Shares being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

c) If (i) any of the representations and warranties of the Company contained in Section 1 hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date as if made as of the Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date, (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 12 hereof on or prior to the Closing Date, or (v) the Company has not delivered to a Forward Purchaser an opinion of counsel with respect to matters set forth in Section 3(a) of the 2002 ISDA Master Agreement, as published by the International Swaps and Derivatives Association, Inc. (the “2002 ISDA Master Agreement”), on or prior to the Closing Date (clauses (i) through (v), together, the “Conditions”), the relevant Forward Seller, individually, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Underwritten Shares deliverable by such Forward Seller hereunder. In addition, in the event that (x) a Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares underlying the relevant Forward Sale Agreement, or (y) the related Forward Purchaser determines in good faith, in such Forward Purchaser’s commercially reasonable judgment, that it is either impracticable to do so or that the related Forward Seller would incur a stock loan fee, excluding the federal funds rate component payable by the relevant stock lender to such Forward Seller (the “Stock Loan Fee”) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee.

d) If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 2(b)(i) hereof, and (i) any of the representations and warranties of the Company contained in Section 1 hereof or any certificate delivered pursuant hereto are not true and correct in all material respects as of the relevant Additional Closing Date, (ii) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the relevant Additional Closing Date, (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the relevant Additional Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 12 hereof on or prior to the relevant Additional Closing Date, or (v) the Company has not delivered to such Forward Purchaser an opinion of counsel with respect to matters set forth in Section 3(a) of the 2002 ISDA Master Agreement, on or prior to the relevant Additional Closing Date (clauses (i) through (v), together, the “Additional Conditions”), then the relevant Forward Seller, individually, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the Borrowed Option Shares deliverable by such Forward Seller hereunder. In addition, in the event that (x) a Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Shares underlying the relevant Additional Forward Sale Agreement, or (y) the related Forward Purchaser determines in good faith, in such Forward Purchaser’s commercially reasonable judgment, that it is either impracticable to do so or that the related Forward Seller would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the relevant Additional Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee.

e) If (i) a Forward Seller elects, pursuant to Section 2(c) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Date the total number of Borrowed Underwritten Shares set forth opposite its name in Schedule B hereto, or (ii) the Forward Purchaser related to such Forward Seller has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(b)(i) hereof and such Forward Seller elects, pursuant to Section 2(d) hereof, not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the total number of Borrowed Option Shares underlying such Additional Forward Sale Agreement for such Additional Closing Date, such Forward Seller will use its commercially reasonable efforts to notify the Company of such election no later than 5:00 p.m., New York City time, on the business day prior to the Closing Date or such Additional Closing Date, as the case may be.

f) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

g) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representatives by each Forward Seller (with respect to the Borrowed Shares) or the Company (with respect to any Company Shares) in connection with a closing at the offices of O’Melveny & Myers LLP at 10:00 A.M., New York City time, on June 12, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Forward Sellers and the Company may agree upon in writing or, in the case of any Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for any Option Shares, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”

h) Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the relevant Additional Closing Date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company (with respect to any Company Shares). Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Company Shares to be issued by the Company on the Closing Date or the relevant Additional Closing Date, as the case may be, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the relevant Additional Closing Date, as the case may be.

Section 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter, each Forward Seller and each Forward Purchaser as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, each Forward Purchaser and each Forward Seller, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 of the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 of the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the latest of the Closing Date, any Additional Closing Date or, to the extent the Company has inquired of the Underwriters and has been informed by an Underwriter that the Prospectus Delivery Period (as defined below) is continuing, such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives, each Forward

Purchaser and each Forward Seller notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives, each Forward Purchaser each Forward Seller with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives, any Forward Purchaser, any Forward Seller or counsel for the Underwriters, the Forward Purchasers or the Forward Sellers shall reasonably object.

c) Delivery of Registration Statements. The Company has furnished or will deliver, upon request, to the Representatives, each Forward Seller, each Forward Purchaser and counsel for the Underwriters, the Forward Purchasers or the Forward Sellers without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, each Forward Purchaser and each Forward Seller, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters, the Forward Sellers and the Forward Purchasers. The Registration Statement and each amendment thereto furnished to the Underwriters, the Forward Sellers and the Forward Purchasers will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d) Delivery of Prospectuses. The Company will deliver to each Underwriter, each Forward Seller and each Forward Purchaser, without charge, as many copies of the Preliminary Prospectus as each such Underwriter, Forward Seller or Forward Purchaser may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, each Forward Seller and each Forward Purchaser, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as each such Underwriter, Forward Seller and Forward Purchaser may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters, the Forward Sellers and the Forward Purchasers will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives, each Forward Purchaser and each Forward Seller of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, the Forward Sellers and the Forward Purchasers without charge, such number of copies of such amendment or supplement as the Underwriters, the Forward Sellers or the Forward Purchasers may reasonably request.

f) Blue Sky Compliance. The Company shall cooperate with the Representatives, the Forward Sellers, the Forward Purchasers and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives, each Forward Purchaser and each Forward Seller promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Exchange Listing. The Company will use its reasonable best efforts to list on the New York Stock Exchange, upon issuance by the Company, (i) the Company Shares to be issued and sold by the Company hereunder, if any, and (ii) the maximum aggregate number of shares of Common Stock to be issued to the Forward Purchasers pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement or as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or Additional Forward Sale Agreements, as applicable) or otherwise.

h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Company Shares, if any, and the net proceeds, if any, due upon settlement of any Forward Sale Agreement or any Additional Forward Sale Agreements, in each case, as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.

j) Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Company Shares to be sold hereunder, if any, any shares of Common Stock issued and delivered pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements and any shares of Common Stock issued under the stock-based compensation plans of the Company and its subsidiaries or upon the exercise of stock options granted under such plans or upon the vesting of restricted stock units.

k) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, each Forward Purchaser and each Forward Seller, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives, each Forward Purchaser and each Forward Seller shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives, each Forward Purchaser and each Forward Seller is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter, any Forward Seller or any Forward Purchaser of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the offering of the Shares, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the offering of the Shares.

l) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, each Forward Purchaser and each Forward Seller, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, each Forward Purchaser and each Forward Seller, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives, each Forward Purchaser and each Forward Seller of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) of the Securities Act notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

m) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

n) Reports. For a period of one year after the date of the Prospectus, the Company will furnish to the Representatives, each Forward Purchaser and each Forward Seller, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives, each Forward Purchaser and each Forward Seller to the extent such reports or financial statements are filed with the Commission pursuant to EDGAR.

o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Shares.

The Representatives, on behalf of the several Underwriters, each Forward Seller and each Forward Purchaser may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder, under the Forward Sale Agreements and under any Additional Forward Sale Agreements and in connection with the transactions contemplated hereby and thereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Company Shares, if any, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters, the Forward Sellers and the Forward Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if reasonably requested by the

Representatives, any Forward Seller or any Forward Purchaser, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Shares, (vii) the fees and expenses of the transfer agent and any registrar, including the reasonable fees and disbursements of counsel for the transfer agent and registrar in connection with the Shares, (viii) all expenses and application fees related to the listing of any Company Shares and any shares issuable pursuant to any Forward Sale Agreement or any Additional Forward Sale Agreement on the New York Stock Exchange, (ix) the cost of preparing stock certificates, (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters, the Forward Sellers and the Forward Purchasers shall each pay their own respective expenses, including the fees and disbursements of their counsel.

Section 5. Conditions of the Obligations of the Underwriters and the Forward Sellers. The obligations of the several Underwriters to purchase the Underwritten Shares on the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, and the obligations of each Forward Seller to deliver and sell the Borrowed Underwritten Shares on the Closing Date or the Borrowed Option Shares on an Additional Closing Date, as the case may be, to the Underwriters, in each case as provided herein shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, as of the Closing Date and as of any Additional Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement shall remain effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, the Forward Purchasers and the Forward Sellers and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

b) Accountants’ Comfort Letter. On the date hereof, the Representatives, each Forward Purchaser and each Forward Seller shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Representatives, each Forward Purchaser and each Forward Seller with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Disclosure Package.

c) Bring-down Comfort Letter. On the Closing Date or the relevant Additional Closing Date, as the case may be, the Representatives, each Forward Purchaser and each Forward Seller shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, each Forward Purchaser and each Forward Seller, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date or the relevant Additional Closing Date, as the case may be:

(i) in the judgment of any of the Representatives, any Forward Purchaser or any Forward Seller, there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5 which is, in the sole judgment of any of the Representatives, any Forward Purchaser or any Forward Seller so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any debt securities of the Company to a rating of less than Baa3 by Moody’s Investors Service, Inc., BBB- by Standard & Poor’s Ratings Services or BBB- by Fitch, Inc.

e) Opinion of Counsel for the Company. On the Closing Date or the relevant Additional Closing Date, as the case may be, the Representatives, each Forward Purchaser and each Forward Seller shall have received the favorable opinion, dated as of such Closing Date or Additional Closing Date, as the case may be, of (1) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, the form of which is attached as Exhibit A-1 and (2) Seth H. Hoogasian, Senior Vice President, General Counsel and Secretary of the Company, the form of which is attached as Exhibit A-2.

f) Opinion of Counsel for the Underwriters. On the Closing Date or the relevant Additional Closing Date, as the case may be, the Representatives, each Forward Purchaser and each Forward Seller shall have received the favorable opinion of O’Melveny & Myers LLP, counsel for the Underwriters, dated as of such Closing Date or Additional Closing Date, as the case may be, with respect to such matters as may be reasonably requested by the Underwriters, the Forward Purchasers and the Forward Sellers.

g) Officers’ Certificate. On the Closing Date or the relevant Additional Closing Date, as the case may be, the Representatives, each Forward Purchaser and each Forward Seller shall have received a written certificate executed by the Chairman of the Board or the Chief

Executive Officer or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date or Additional Closing Date, as the case may be, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) to their knowledge, after due inquiry, the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date or Additional Closing Date, as the case may be; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or the Additional Closing Date, as the case may be.

h) CFO’s Certificate. On the date hereof and on the Closing Date or the relevant Additional Closing Date, as the case may be, the Underwriters, each Forward Purchaser and each Forward Seller shall have received a written certificate executed by the Chief Financial Officer of the Company, the form of which is attached as Exhibit E.

i) Exchange Listing. The Company Shares, if any, to be issued and sold by the Company hereunder on the Closing Date or the relevant Additional Closing Date, and the shares of Common Stock (if any) deliverable to the Forward Purchasers pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or Additional Forward Sale Agreements, as applicable) or otherwise, in each case, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

j) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and the officers of the Company listed in Exhibit C, relating to sales and certain other dispositions of shares of Company Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the relevant Additional Closing Date, as the case may be.

k) Additional Documents. On or before the Closing Date or the relevant Additional Closing Date, as the case may be, the Representatives, each Forward Purchaser, each Forward Seller and counsel for the Underwriters, the Forward Purchasers and the Forward Sellers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives, any Forward Purchaser or any Forward Seller by notice to the Company at any time on or prior to the Closing Date or the relevant Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9, 14 and 18 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives, any Forward Seller or any Forward Purchaser pursuant to Section 5 or 12, or the Company fails to deliver any shares of Common Stock issuable pursuant to any Forward Sale Agreement or any Additional Forward Sale Agreement or if the sale to the Underwriters of the Shares on the Closing Date or the relevant Additional Closing Date, as the case may be, is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, any Forward Seller or any Forward Purchaser, the Company agrees to reimburse each Forward Seller, each Forward Purchaser, the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Forward Sellers, the Forward Purchasers, the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares and the transactions contemplated by the Forward Sale Agreements and any Additional Forward Sale Agreements, including but not limited to fees and disbursements of counsel (not to exceed two firms of attorneys), printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 8. Indemnification.

(a) Indemnification of the Underwriters, the Forward Purchasers and the Forward Sellers. The Company agrees to indemnify and hold harmless each Underwriter, each Forward Purchaser and each Forward Seller, each of their respective directors, officers, employees, agents and affiliates and each person, if any, who controls any Underwriter, any Forward Purchaser or any Forward Seller within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, Forward Purchaser or Forward Seller or such director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in each Company Additional Written Communication, each Issuer Free Writing Prospectus, the Preliminary Prospectus or the

Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter, each Forward Purchaser and each Forward Seller and each such director, officer, employee, agent, affiliate and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, Forward Purchaser or Forward Seller or such director, officer, employee, agent, affiliate or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, the Forward Purchasers and the Forward Sellers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement, each Forward Purchaser, each Forward Seller, each of the directors and officers of each Forward Purchaser and each Forward Seller, and each person, if any, who controls the Company, any Forward Purchaser or any Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Forward Purchaser or any Forward Seller or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in each Company Additional Written Communication, each Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, each Forward Purchaser or each Forward Seller, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, any Forward Purchaser or any Forward Seller, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company, each Forward Purchaser and each Forward Seller hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the concession and broker discount figures (and any information derived therefrom) appearing under the caption “Underwriting discounts and commissions” and the information under the captions “Electronic distribution” and “Price stabilization and short positions”, in each case, under “Underwriting” in the Preliminary Prospectus and in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action under clause (a) or (b) of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Any such separate firm for any Underwriter, any Forward Purchaser, any Forward Seller, each of their respective affiliates, directors and officers and any control persons of such Underwriter, Forward Purchaser or Forward Seller shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the second preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Company, the Underwriters and the Forward Sellers shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Underwriters and the Forward Sellers from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the Company, the Underwriters and the Forward Sellers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters and the Forward Sellers shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company

(which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements assuming Physical Settlement (as such term is defined in the Forward Sale Agreements or Additional Forward Sale Agreements, as applicable) of the Forward Sale Agreements and any Additional Forward Sale Agreements on the Effective Date (as such term is defined in the Forward Sale Agreements or Additional Forward Sale Agreements, as applicable)), the total underwriting discounts and commissions received by the Underwriters, and the aggregate Spread (as defined in the Forward Sale Agreements and any Additional Forward Sale Agreements, as applicable) retained by the Forward Purchasers under the Forward Sale Agreements and any Additional Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Sellers, in each case, bear to the aggregate offering price of the Shares plus such Spread net of any such costs. The relative fault of each of the Company, the Underwriters and the Forward Sellers shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters or the Forward Sellers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Underwriters, each Forward Purchaser and each Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee, agent and affiliate of an Underwriter, a Forward Purchaser or a Forward Seller and each person, if any, who controls an Underwriter, a Forward Purchaser or a Forward Seller, as the case may be, within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, Forward Purchaser or Forward Seller, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10. Issuance and Sale by the Company.

a) Company Top-Up Shares. In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 2(b)(i), all the Additional Conditions are not satisfied on any Additional Closing Date, as the case may be, and a Forward Seller elects, pursuant to Section 2(c) or Section 2(d) hereof, as the case may be, not to deliver the Borrowed Underwritten Shares or the Borrowed Option Shares, as applicable, deliverable by such Forward Seller hereunder, (ii) such Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Underwritten Shares or the number of Option Shares to be purchased by the Underwriters on the relevant Additional Closing Date, as applicable, deliverable by such Forward Seller hereunder or (iii) the related Forward Purchaser determines in good faith, in such Forward Purchaser’s commercially reasonable judgment, it is either impracticable to do so or that such Forward Seller would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Underwritten Shares or Option Shares, as the case may be, deliverable by such Forward Seller hereunder that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or the relevant Additional Closing Date, as the case may be, for one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 10(a) in lieu of any Borrowed Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 10(a) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

b) Exclusion of Liability. Neither a Forward Purchaser nor the related Forward Seller shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions with respect to such Forward Purchaser and Forward Seller are not satisfied on or prior to the Closing Date, in the case of Borrowed Underwritten Shares, or all of the Additional Conditions with respect to such Forward Purchaser and Forward Seller are not satisfied on or prior to the relevant Additional Closing Date, in the case of Borrowed Option Shares, and such Forward Seller elects, pursuant to Section 2(c) or Section 2(d) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Underwritten Shares or the Borrowed Option Shares, as applicable, deliverable by such Forward Seller hereunder, (ii) such Forward Seller is unable to borrow and deliver for sale under this Agreement on the Closing Date or any Additional Closing Date, as the case may be, a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, deliverable by such Forward Seller hereunder or (iii) such Forward Purchaser determines in good faith, in such Forward Purchaser’s commercially reasonable judgment, it is either impracticable to do so or that the related Forward Seller would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct).

Section 11. Default of One or More of the Several Underwriters.

a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company, in the case of Company Shares, or the Forward Sellers, in the case of Borrowed Shares, on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company, in the case of Company Shares, or the Forward Sellers, in the case of Borrowed Shares, shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.

b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Forward Sellers, and the Company as provided in paragraph (a) above, the aggregate number of Shares, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate number of such Shares set forth opposite their respective names on Schedule A bears to the aggregate number of such Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.

c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company, in the case of Company Shares, or the Forward Sellers, in the case of Borrowed Shares, for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9, 14 and 18 shall at all times be effective and shall survive such termination.

d) In any case described above, either the Representatives or the Company or any Forward Seller, as applicable, shall have the right to postpone the Closing Date or the relevant Additional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the Closing Date or the relevant Additional Closing Date, as the case may be, this Agreement may be terminated by the Representatives or any Forward Seller by notice given to the other parties hereto if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives or a Forward Seller is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale, or delivery of the Shares in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives or a Forward Seller there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9, 14 and 18 shall survive such termination and remain in full force and effect.

Section 13. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, the Forward Purchasers and the Forward Sellers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Underwriters, each Forward Purchaser and each Forward Seller is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) none of the Underwriters, any Forward Purchaser or any Forward Seller has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Purchaser or Forward Seller has advised or is currently advising the Company on other matters) and none of the Underwriters, any Forward Purchaser or any Forward Seller has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters, each Forward Purchaser and each Forward Seller, and each of their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters, each Forward Purchaser and each Forward Seller have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (v) none of the Underwriters, any Forward Purchaser or any

Forward Seller has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and (vi) any review by the Underwriters, each Forward Purchaser or each Forward Seller of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, each Forward Purchaser or each Forward Seller, as the case may be, and shall not be on behalf of the Company.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, the Forward Purchasers or the Forward Sellers with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters, any Forward Purchaser or any Forward Seller with respect to any breach or alleged breach of agency or fiduciary duty.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers, each Forward Seller, each Forward Purchaser and the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Forward Seller, any Forward Purchaser, their respective officers or employees, any person controlling an Underwriter, a Forward Seller or a Forward Purchaser, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be, and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

J. P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179
Facsimile:	(212) 622-8358
Attention:	Equity Syndicate Desk

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Facsimile: (646) 834-8133

Attention: Syndicate Registration

with a copy to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Facsimile:	(212) 326-2061
Attention:	Michael J. Schiavone

If to the Forward Purchasers or the Forward Sellers:

J. P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Facsimile:	(212) 622-8358
Attention:	Equity Syndicate Desk

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Ave.

New York, NY 10019

Attn:	Paul Robinson
Telephone:	(+1) 212-526-0111
Facsimile:	(+1) 917-522-0458

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Facsimile: (212) 701-5829

Attention: Mark M. Mendez

If to the Company:

Thermo Fisher Scientific Inc.

81 Wyman Street

Waltham, MA 02454

Facsimile:  (781) 622-1283

Attention:  Seth H. Hoogasian

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Facsimile:  (617) 526-6000

Attention:  Hal J. Leibowitz

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 19. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and each Forward Seller the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Name: Seth H. Hoogasian
Title: Senior Vice President, General Counsel and Secretary

J.P. MORGAN SECURITIES LLC, in its capacity as JPM Forward Seller

By:	/s/ Khaled Habayeb
Authorized Signatory

BARCLAYS CAPITAL INC., in its capacity as Barclays Forward Seller

By:	/s/ Mark D. Hanson
Authorized Signatory

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives, on behalf of themselves and the several Underwriters, as of the date first above written.

J.P. MORGAN SECURITIES LLC
BARCLAYS CAPITAL INC.
Acting as Representatives of the several Underwriters named in the attached Schedule A.

By:	J.P. Morgan Securities LLC

By:	/s/ Khaled Habayeb
Name: Khaled Habayeb
Title: Executive Director

By:	Barclays Capital Inc.

By:	/s/ Mark D. Hanson
Name: Mark D. Hanson
Title: Managing Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriters	Number of Shares
J.P. Morgan Securities LLC	5,146,199
Barclays Capital Inc.	4,116,960
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,473,680
Mitsubishi UFJ Securities (USA), Inc.	1,801,170
RBS Securities Inc.	1,801,170
Goldman, Sachs & Co.	1,543,860
BNP Paribas Securities Corp.	1,286,550
Credit Suisse Securities (USA) LLC	1,286,550
HSBC Securities (USA) Inc.	1,286,550
Morgan Stanley & Co. LLC	1,286,550
Citigroup Global Markets Inc.	514,620
Mizuho Securities USA Inc.	514,620
Piper Jaffray & Co.	514,620
SMBC Nikko Capital Markets Limited	514,620
Banca IMI S.p.A	128,655
BNY Mellon Capital Markets, LLC	128,655
ING Financial Markets LLC	128,655
KeyBanc Capital Markets Inc.	128,655
Scotia Capital (USA) Inc.	128,655

Total	25,730,994

Sch-1

SCHEDULE B

Forward Seller	Number of Borrowed Underwritten Shares to be delivered hereunder
J.P. Morgan Securities LLC	12,865,497
Barclays Capital Inc.	12,865,497

Total	25,730,994

Sch-1

ANNEX I

a.	Issuer Free Writing Prospectuses

None.

b.	Pricing Information

Price per share: $85.50

Number of shares: 25,730,994

Annex I-1

ANNEX II

Company Additional Written Communication

Electronic (Netroadshow) road show of the Company relating to the offering of the Shares dated June 6, 2013

Annex II-1

ANNEX III

Company Subsidiaries

NAME OF ENTITY	DATE
Thermo Fisher Scientific Denmark Senior Holdings ApS	2/11/2013

Thermo Fisher Scientific Spectra-Physics Holdings Luxembourg I S.à r.l.	3/27/2013

Thermo Fisher Scientific Spectra-Physics Holdings Luxembourg II S.à r.l.	3/27/2013

Thermo Fisher Scientific Senior Holdings Australia LLC	4/10/2013

Polpis Merger Sub Co.	4/12/2013

Power Sweden Holdings III Aktiebolag	4/23/2013

Thermo Fisher Scientific eCommerce Solutions, LLC	5/1/2013

Annex III-2